Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1/A of our audit report dated April 29, 2008, relating to the December 31, 2007 and 2006 financial statements of GMS Capital Corp. and our reviewed financial statements for the period six months ended June 30, 2008 and 2007 dated August 11, 2008.

/s/ KBL, LLP
KBL, LLP New York, NY September 22, 2008